UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2010

GHN Agrispan Holding Company
(Exact name of registrant as specified in its charter)

Nevada	333-162471	88- 0142286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-136-6600-1113

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 31, 2010, GHN Agrispan Holding Company (the “Company”) entered in a Securities Purchase Agreement with certain accredited investors (the “Investors”) (the “Purchase Agreement”) pursuant to which the Company issued and sold 2,600,000 of its newly designated Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase an aggregate of 2,600,000 shares of the Company’s common stock for an aggregate purchase price of $1,300,000.  National Securities Corporation acted as the sole placement agent on the private placement.

In connection with the transaction, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission covering all of the shares of the common stock of the Company issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants and the Placement Agent Warrants (as defined below) (all of such shares of common stock, collectively, the “Private Placement Securities”) within 30 days from the date of the closing of the transaction.  If any of the Private Placement Securities are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all of the Private Placement Securities have been registered.

In connection with the sale of the Series A Preferred Stock and Warrants to the Investors, the Company filed with the Nevada secretary of state a certificate of designation setting forth the rights, preferences and privileges of its Series A Preferred Stock.  According to the certificate of designation, the Series A Preferred Stock is convertible into shares of the Company’s common stock based on a one to one conversion ratio, at an initial conversion price of $0.50 per share, subject to adjustment.  The Series A Preferred Stock holders are entitled to receive dividends payable at the rate of 10% of the Original Issue Price (which is defined as $0.50) payable quarterly.  Dividends are payable in cash or shares of the Company’s common stock, at the option of the Company.  The holders of the Company’s Series A Preferred Stock do not have voting rights except as required by Nevada law.  In addition, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot, without the written consent of the holders of the majority of the then outstanding Series A Preferred Stock: (i) authorize, create or issue any additional equity securities that rank senior or pari passu to the Series A Preferred Stock (including the authorization of additional shares of Series A Preferred Stock or authorized but unissued equity securities or equity securities held in treasury, that rank senior or pari passu to the Series A Preferred Stock), or reclassify junior securities to rank senior or pari passu to the Series A Preferred Stock in right of payment; (ii) amend the Certificate of Designation, the Articles of Incorporation or Bylaws of the Company in a manner that would alter or change the powers, preferences, privileges or rights of the Series A Preferred Stock or adversely affect the rights, preferences or privileges of the Series A Preferred Stock; (iii) consummate any liquidation, dissolution or winding up of the Company or any sale, lease or exchange of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (collectively, “Liquidation Events”), unless a distribution of cash proceeds to the holders of shares of Series A Preferred Stock in an aggregate amount equal to $0.50 per share of Series A Preferred Stock, plus accrued and unpaid dividends, occurs upon the consummation of such Liquidation Event; (iv) declare or pay any dividends or distributions, whether in cash, stock or property, to the holders of Common Stock or other junior securities or parity securities of the Company; or (v) redeem or repurchase any common stock or other junior securities or parity securities of the Company.  For a period of two years following August 31, 2010, the Company may not issue any additional shares of common stock or any securities convertible into or exchangeable or exercisable for common stock at a price per share of common stock less than $0.50 without first obtaining the approval (by vote at a meeting duly notice and held or written consent) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, subject to certain normal and customary exclusions.  In the event of the liquidation, dissolution or winding up of the Company, the holders of the Company’s Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available therefor, an amount in cash equal to $0.50 per share of Series A Preferred Stock plus accrued and unpaid dividends.  No distribution shall be made on any junior securities by reason of any liquidation of the Company unless each holder of Series A Preferred Stock shall have received all amounts in full to which such holder shall be entitled.  A copy of the certificate of designation of the Series A Preferred Stock filed with the Nevada secretary of state on August 31, 2010 is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

The Warrants are exercisable for a term of five years at an exercise price of $0.75 per share.  The Warrants contain anti-dilution provisions, including but not limited to, a provision that provides if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.

As further consideration for the transaction, the Company, along with the Investors, entered into a make good escrow agreement (the “Make Good Escrow Agreement”) with an insider of the Company who placed an aggregate of 2,600,000 shares of the Company’s common stock into escrow (the “Escrow Shares”), to be distributed if certain financial milestones of the Company are not met.  Pursuant to the terms of the Make Good Escrow Agreement, if the Company’s EBIT for the fiscal year ended December 31, 2010 as reported in the Company’s 2010 Annual Report (the “2010 Actual EBIT”) is less than $7,000,000 (the “2010 Guaranteed EBIT”), then Investors shall be entitled to receive on a “pro rata” basis (determined by dividing each Investor’s investment amount by the aggregate of all investment amounts delivered to the Company by the Investors under the Purchase Agreement) for no additional consideration, some or all of the Escrow Shares determined as follows:

If the percentage determined by dividing the 2010 Actual EBIT by the 2010 Guaranteed EBIT is:

i.	less than one hundred percent (100%), but at least ninety-five percent (95%), then five percent (5%) of the Escrow Shares shall be released to the Investors;
ii.	less than ninety-five percent (95%), but at least eighty-five percent (85%), then twenty-five percent (25%) of the Escrow Shares shall be released to the Investors;
iii.	less than eighty-five percent, but at least sixty-five percent (65%), then fifty percent (50%) of the Escrow Shares shall be released to the Investors;
iv.	less than sixty-five percent (65%), but at least fifty percent (50%), then seventy-five percent (75%) of the Escrow Shares shall be released to the Investors; and
v.	less than fifty percent (50%), then one hundred percent (100%) of the Escrow Shares shall be release to the Investors.

If the EBIT for the fiscal year ended December 31, 2011 as reported in the 2011 Annual Report (the “2011 Actual EBIT”) is less than $9,000,000 (the “2011 Guaranteed EBIT”), then Investors shall be entitled to receive on a “pro rata” basis some or all of the Escrow Shares that remain in escrow at such time (the “Remaining Escrow Shares”), as follows:

If the percentage determined by dividing the 2011 Actual EBIT by the 2011 Guaranteed EBIT is:

i.	less than one hundred percent (100%), but at least ninety-five percent (95%), then five percent (5%) of the Remaining Escrow Shares shall be released to the Investors;
ii.	less than ninety-five percent (95%), but at least eighty-five percent (85%), then twenty-five percent (25%) of the Remaining Escrow Shares shall be released to the Investors;
iii.	less than eighty-five percent, but at least sixty-five percent (65%), then fifty percent (50%) of the Remaining Escrow Shares shall be released to the Investors;
iv.	less than sixty-five percent (65%), but at least fifty percent (50%), then seventy-five percent (75%) of the Remaining Escrow Shares shall be released to the Investors; and
v.	less than fifty percent (50%), then one hundred percent (100%) of the Remaining Escrow Shares shall be release to the Investors.

If the 2011 Actual EBIT is greater than or equal to the 2011 Guaranteed EBIT, then all of the Remaining Escrow Shares shall be returned to such Company insider.

The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the Certificate of Designation of the Series A Preferred Stock filed with the Nevada secretary of state, the form of Purchase Agreement, form of Registration Rights Agreement, form of Warrant and the form of Make Good Escrow Agreement attached hereto as Exhibits 3.3, 10.1, 10.2, 10.3, and 10.4, respectively.

Item 3.02  Unregistered Sale of Equity Securities

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on August 31, 2010, the Company issued and sold 2,600,000 shares of its Series A Preferred Stock and Warrants to purchase an aggregate of 2,600,000 shares of the Company’s common stock to certain accredited investors. In connection with the issuance of the Series A Preferred Stock and Warrants, National Securities Corporation received warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 416,000 shares of the Company’s common stock at an exercise price of $0.75.  The terms of the Placement Agent Warrants are identical to the Warrants issued to the Investors in the offering and described above.

The Series A Preferred Stock, the Warrants and the Placement Agent Warrants were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

3.3	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A 10.0% Convertible Preferred Stock filed with the Nevada Secretary of State on August 31, 2010.
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Common Stock Purchase Warrant
10.4	Form of Make Good Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: September 1, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer